NEWS


For immediate release                               Contacts:

                                                    Investors
                                                    Noreen Centracchio
                                                    (703) 246-0380
                                                    ncentracchio@anteon.com

                                                    Media
                                                    Tom Howell
                                                    (703) 246-0525
                                                    thowell@anteon.com


           ANTEON COMPLETES ACQUISITION OF INFORMATION SPECTRUM, INC.

     FAIRFAX, VA, May 28, 2003 - Anteon International Corporation (NYSE: ANT), a leading provider of information technology and engineering solutions to the U.
S. Government, announced today that it has closed the transaction to acquire Information Spectrum, Inc. (ISI), a provider of critical defense and homeland security solutions.

     Under the terms of the  agreement,  Anteon  acquired  100  percent of ISI's stock for an all cash purchase price of $90.7 million. Anteon financed the acquisition through its existing credit facilities and, as reported earlier, expects the transaction to add approximately $0.04 per share to full year 2003 earnings. The accretion assumes amortization of intangibles and other deal-related accounting adjustments.


     Headquartered in Annandale, Virginia, ISI has over 1,200 employees, 27 locations nationwide, and fiscal year ended November 30, 2002 revenues of $130.5 million. The Company, a recognized leader in the area of credential card technologies, is the prime contractor for secure identification and access management solutions for the U.S. Department of Homeland Security's Permanent Resident Card and the U.S. Department of State's Border Crossing Card programs. ISI also provides mission critical logistics, training and engineering solutions for the U.S. Naval Air Systems Command.


About Anteon

     Anteon, headquartered in Fairfax, Virginia, is a leading information technology and engineering solutions company providing support to the federal government and international sectors. For over 26 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. For 2002, Anteon reported revenues of $826 million with an average personnel strength of approximately 5,600 employees. The Company currently has over 7,000 employees in more than 100 offices worldwide and frequently ranks among the top information technology integrators based on independent surveys. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


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